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                                                                    EXHIBIT 99.2

September 16, 1999. Cambridge, MA RoweCom To Acquire Dawson Information Group

Brings Web-based Services to Over 20,000 New International and U.S. Clients, Adds Over $350 Million in Revenues, and Expands Content Offering to 240,000 Titles

CAMBRIDGE, Mass.-September 16, 1999-RoweCom Inc. (Nasdaq: ROWE), whose flagship Knowledge Store (kStore) and Knowledge Library (kLibrary) are the leading business-to-business e-commerce solutions for managing the acquisition of knowledge resources, today announced that it has entered into an agreement to acquire UK-based Dawson Information Services Group (ISG), one of the world's largest information services organizations, for approximately $56 million in a combination of cash and stock. RoweCom will purchase the Dawson Information Services Group from its publicly held parent company, Dawson Holdings Plc (London: DWN.L). The deal is subject to approval by Dawson's shareholders.

The acquisition is expected to add more than $350 million in annual revenues and significantly enhance RoweCom's gross margins and accelerate profitability. The acquisition is being accounted for under the purchase method of accounting

The units acquired from Dawson Holdings include Dawson Espa a S.L., Dawson France, Dawson Information Quest (IQ), Dawson UK, Faxon Canada, Ltd., Faxon Company, Inc., and Turner Subscriptions - all companies involved in subscription services, Web-based electronic information delivery, and library information management software and services. The group employs approximately 500 people and serves over 20,000 clients, most of which are in RoweCom's core vertical and academic markets. All of Dawson's clients will ultimately be converted to RoweCom's Web-based kStore or kLibrary from Dawson's current services.

The Dawson acquisition includes operations in nine locations: Folkestone, UK; Paris, France; Madrid, Spain; London, Ontario; Montreal, Quebec; Westwood, Massachusetts; Oregon, Illinois; Chantilly, Virginia; and Carlsbad, California.

The acquisition fulfills several tenets of RoweCom's growth strategy. By acquiring Dawson, RoweCom will:

     . Expand market share. The instant addition of over 20,000 clients from the United States, Canada, and Europe quickly adds to the company's revenue base in a cost-efficient manner. These quality clients will provide RoweCom with significant up-selling potential to the desktop. Additionally, Dawson will contribute senior management with extensive international and industry experience and a seasoned sales force.

     . Deepen content. Dawson will increase RoweCom's current catalog and significantly grow the company's global content offering, expanding the potential for upselling existing accounts. Additionally, Dawson's IQ service, a state-of-the-art, Web-based information searching and retrieval tool, will triple the full-text electronic journals available to RoweCom clients.

     . Expand internationally. The addition of European clients, sales force, and content makes RoweCom a strong international player, and provides a significant base for future overseas growth.

"This acquisition significantly accelerates our international growth strategy," said Dr. Richard Rowe, president and CEO of RoweCom. "Acquiring
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Dawson ISG will benefit our new and existing clients, content providers, employees, and shareholders. New clients will benefit from the reduced cost, heightened control and convenience that a Web-based solution affords. Our existing clients will benefit from expanded content. And our content providers, employees, and shareholders will benefit from the immediate increase in transaction growth, a key indicator in the future success of the company.

"International expansion is essential to the success of any e-commerce company," continued Dr. Rowe. "In Western Europe, revenues generated by e-commerce are expected to grow from approximately $5.6 billion in 1998 to $430 billion in 2003, the bulk of which will derive from business-to-business transactions. With 95% of all UK businesses online and France and Spain rapidly joining their lead, RoweCom is well positioned to take advantage of the growing need for a Web-based solution to knowledge management. While Dawson ISG has grown to a remarkable size during its tenure as one of the world's leading subscription agents, exploiting the Internet is absolutely essential for future growth - RoweCom's kStore and kLibrary will provide the vital infusion of technology that is necessary to maintain and expand Dawson's broad client base."

"The financial opportunities presented by this acquisition are tremendous," commented Louis Hernandez, executive vice president and CFO of RoweCom. "By transitioning this traditional business model to our Internet platform, we will significantly improve its profitability. And the financial leverage of this opportunity is truly global in scope - as the size of our Internet platform grows, the opportunity to exploit the scale of the platform also grows as we gain an enhanced ability to upsell additional content to individual users in a variety of forms."

Industry Reaction

"RoweCom's rapid expansion is an exciting development," said Doug Greene, global purchasing director of Dun & Bradstreet Corp. "We have identified the ability to serve customers globally as a key component of supplier success and it is critical to D&B's purchasing and supply chain strategy. Whether you are a multinational organization or a US-based entity with overseas opportunities, the need for a global presence is critical. Now, as RoweCom's offerings multiply, our associates will enjoy immediate access to these knowledge resources with the same cost-saving and control features to which we are accustomed."

David Alschuler, vice president, e-Business and Enterprise Applications of Aberdeen Group, Inc., a leading industry analyst, commented, "In 1997, $120 billion was spent on knowledge resources in the U.S., with international markets accounting for two to three times that amount. RoweCom has a great opportunity to rapidly penetrate these international markets as a first mover with its e-commerce platform."

RoweCom Senior Level Appointments

In addition to the recent appointment of former Hasbro executive Adam Klein to the newly created position of Chief Client Officer, RoweCom has made several senior level appointments to support its rapid growth.

Charles Germain was named Vice President of International Operations, responsible for RoweCom Canada, RoweCom France, RoweCom UK, RoweCom Spain and ISA-RoweCom Australia. Prior to joining RoweCom, since 1989 Mr. Germain served as president of Publishers Communication Group, Inc., a marketing and consulting firm located in Cambridge, Massachusetts that helps scholarly publishers increase their presence in the world's libraries. From 1984 to 1989, Mr. Germain served first as European Sales Director and then Managing Director of Faxon Europe BV Amsterdam, The Netherlands, a subsidiary of the Faxon Company, and now a subsidiary of Dawson Information Services Group. Prior to that, Mr. Germain was International Sales Manager for Verkade BV Zaandam, The Netherlands, in charge of marketing and sales to France, Spain and Italy. Mr. Germain, who

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has extensive speaking experience on the subject of sales and management, received a Bachelor's Degree from Universite Des Lettres, Poitiers, France and an M.B.A. from IBW, Zeist, The Netherlands.

Eileen Bergquist was named Vice President of Human Development, a role in which she will lead all human asset initiatives, with an emphasis on employee, organizational and executive development. Ms. Bergquist will play a key role in integrating RoweCom's rapidly expanding global workforce into a knowledge-based organization committed to supporting the continued learning of all employees. Ms. Bergquist has served in several senior level roles in leadership assessment and coaching for Motorola Information System Group and Banyan Systems Inc., and most recently was Vice President of Human Resources and Organizational Development at The Frontier Group. Ms. Bergquist is a renowned speaker in the areas of leadership training and development, has a Bachelor of Arts Honors degree from Wheaton College, and is a Certified Trainer in a number of disciplines.

About RoweCom Inc.
A first mover in business-to-business e-commerce, RoweCom Inc. develops and operates Web-based services that enable businesses to manage the acquisition of knowledge resources such as magazines, newspapers, journals and books. RoweCom's flagship services, Knowledge Store (kStore) and Knowledge Library (kLibrary), provide new levels of control, convenience, and cost-savings, allowing companies to order, pay for and manage 120,000 titles online from over 17,000 publishers as well as 8 million discounted books via RoweCom partner barnesandnoble.com. With clients ranging from Fortune 1000 companies to academic libraries, RoweCom serves organizations with intensive knowledge requirements and high-volume purchases. The publicly held company (Nasdaq: ROWE) is headquartered in Cambridge, Mass. and has offices in London, Ontario; Montvale, New Jersey; and Brisbane, Australia.

RoweCom focuses on knowledge intensive industries such as professional services, financial services, health services and high technology. RoweCom's clients include industry leaders such as PricewaterhouseCoopers, Arthur Andersen, Ernst & Young, KPMG LLP, Prudential Securities, Charles Schwab (NYSE: SCH), Dun & Bradstreet (NYSE: DNB), First Chicago, John Hancock, BASF (GF: BAS), Hewlett Packard (NYSE: HWP), Owens Corning (NYSE: OWC), First Union (NYSE: FTU), Aurora Healthcare and Johns Hopkins University. RoweCom also has an impressive partner list that includes barnesandnoble.com (Nasdaq: BNBN), NewsEdge (Nasdaq: NEWZ), Ariba (Nasdaq: ARBA), Commerce One (Nasdaq: CMRC) and Sun-Netscape Alliance.